Exhibit 10.2

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”

VENTURE LOAN AND SECURITY AGREEMENT

Dated as of August 24, 2022

by and among

HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation 312 Farmington Avenue Farmington, CT 06032 as a Lender and Collateral Agent	POWERSCOURT INVESTMENTS XXV, LP a Delaware limited partnership, 1251 Avenue of the Americas New York, NY 10020 as a Lender

PDS OPERATING CORPORATION, a Delaware corporation 25B Vreeland Road, Suite 300 Florham Park, NJ 07932 as a Guarantor	PDS BIOTECHNOLOGY CORPORATION, a Delaware corporation 25B Vreeland Road, Suite 300 Florham Park, NJ 07932 as Borrower

Loan A Commitment Amount (Tranche 1): $7,500,000

Loan B Commitment Amount (Tranche 1): $10,000,000

Loan C Commitment Amount (Tranche 1): $3,750,000

Loan D Commitment Amount (Tranche 1): $3,750,000

Loan E Commitment Amount (Tranche 2): $5,000,000

Loan F Commitment Amount (Tranche 2): $5,000,000

Loan A Commitment Termination Date:   August 15, 2022

Loan B Commitment Termination Date:  August 15, 2022

Loan C Commitment Termination Date:   August 15, 2022

Loan D Commitment Termination Date:    August 15, 2022

Loan E Commitment Termination Date:  July 31, 2023

Loan F Commitment Termination Date:   July 31, 2023

The Lenders, Collateral Agent, Borrower and Guarantor hereby agree as follows:

AGREEMENT

1.      Definitions and Construction.

1.1   Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means, an agreement reasonably acceptable to Lenders which perfects via control the Collateral Agent’s (on behalf of the Lenders) security interest in a Loan Party’s deposit accounts and/or securities accounts (other than Excluded Accounts).

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this certain Venture Loan and Security Agreement by and among the Loan Parties, Collateral Agent and each Lender dated as of the Closing Date (as it may from time to time be amended, restated, modified or supplemented in a writing signed by each Loan Party, Collateral Agent and each Lender).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Borrower” means the Borrower as set forth on the cover page of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in Connecticut or New Jersey, as applicable.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.

“Closing Date” means August 24, 2022.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of Connecticut, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

“Collateral” has the meaning given such term in Section 4.1 of this Agreement.

“Collateral Agent” means Horizon, or any successor collateral agent appointed by Lenders.

“Commitment Amount” means the Loan A Commitment Amount, the Loan B Commitment Amount, the Loan C Commitment Amount, the Loan D Commitment Amount, the Loan E Commitment Amount or the Loan F Commitment Amount, as applicable.

“Commitment Fees” has the meaning given such term in Section 2.6(c) of this Agreement.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Default” means any Event of Default or any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Disclosure Schedule” means Exhibit A attached hereto.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” has the meaning given to such term in Section 7.12 of this Agreement.

“Event of Default” has the meaning given to such term in Section 8 of this Agreement.

“Excluded Account” means any deposit account owned by a Loan Party consisting of (a) payroll, withholding, tax, escrow, pension and employee benefit or wage payments, trust or other similar accounts, provided, however, that the aggregate amount on deposit in such accounts shall not exceed the amount required for Borrower to fully fund one complete payroll cycle of Borrower, (b) zero balance accounts, controlled disbursement accounts, and client accounts, and (c) deposit accounts with respect to which the aggregate amount on deposit, individually for each such account and collectively for all such accounts of Borrower does not exceed $150,000 at any one time.

“Funding Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower substantially in the form of Exhibit B attached hereto or such other form as Lenders may agree to accept.

“Funding Date” means any date on which a Loan is made to or on account of Borrower under this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Guarantor” means any Person providing a secured guaranty in favor of Collateral Agent and Lenders.

 “Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Horizon” means Horizon Technology Finance Corporation, a Delaware corporation.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person.

“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

“Internal Revenue Code” has the meaning given such term in Section 5.20 of this Agreement.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“Landlord Agreement” means an agreement substantially in the form provided by Lenders to Borrower or such other form as Lenders may agree to accept.

“Lender” means the Lender as set forth on the cover page of this Agreement, and “Lenders” means all such Lenders.

“Lenders’ Expenses” means all reasonable costs or expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of each Lender’s reasonable and documented attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by any Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against any Loan Party, any Subsidiary or their respective Property.

“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Loan” means each advance of credit by a Lender to Borrower under this Agreement.

“Loan A” means the advance of credit by a Lender to Borrower under this Agreement in the Loan A Commitment Amount.

“Loan A Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan A Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan A Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Amortization Date” means, with respect to each Loan, the Payment Date on which Borrower is required, pursuant to Section 2.2 (a) below, to commence making equal payments of principal plus accrued interest on the outstanding principal amount of such Loan.

“Loan B” means the advance of credit by a Lender to Borrower under this Agreement in the Loan B Commitment Amount.

“Loan B Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan B Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan B Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan C” means the advance of credit by a Lender to Borrower under this Agreement in the Loan C Commitment Amount.

“Loan C Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan C Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan C Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan D” means the advance of credit by a Lender to Borrower under this Agreement in the Loan D Commitment Amount.

“Loan D Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan D Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan D Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes, the Warrants, any Landlord Agreement, any Account Control Agreement, and all other documents, instruments and agreements entered into in connection with this Agreement.

“Loan E” means the advance of credit by a Lender to Borrower under this Agreement in the Loan E Commitment Amount.

“Loan E Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan E Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan E Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan F” means the advance of credit by a Lender to Borrower under this Agreement in the Loan F Commitment Amount.

“Loan F Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan F Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan F Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Party” or “Loan Parties” means, each Borrower and each Guarantor, from time to time.

“Loan Rate” means, with respect to each Loan, the sum of (a) the per annum rate of interest from time to time published in The Wall Street Journal, or any successor publication thereto, as the “prime rate” then in effect, plus (b) 5.75%; provided that, in the event such rate of interest is less than 4.00%, such rate shall be deemed to be 4.00% for purposes of calculating the Loan Rate, provided, further, that if the “prime rate”, (a) is no longer reported in The Wall Street Journal, (b) is no longer widely used as a benchmark market rate for new facilities of this type, or (c) becomes permanently unavailable, Lenders shall select a successor benchmark rate, which successor rate shall be applied in a manner consistent with market practice, or if there is no consistent market practice, such successor rate shall be applied in a manner reasonably determined by Lenders. Notwithstanding the foregoing, in no event shall the Loan Rate be less than 9.75%. Borrower acknowledges that the “prime rate” is used for reference purposes only as an index and is not necessarily the lowest or the best interest rate charged to any borrower of any Lender.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, or operations of the Loan Parties in the aggregate, (b) the ability of the Loan Parties, taken as a whole) to perform their Obligations under the Loan Documents or (c) the Collateral or Collateral Agent’s or any Lender’s security interest in the Collateral.

“Maturity Date” means, with respect to each Loan, forty-eight (48) months from the first day of the month next following the month in which the Funding Date for such Loan occurs, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

“Note” means each promissory note executed in connection with a Loan in substantially the form of Exhibit C attached hereto.

“Obligations” means all debt, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by any Loan Party to Collateral Agent or any Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents (other than the Warrants), or by any other agreement between any Lender and any Loan Party (other than the Warrants), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lenders’ Expenses.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by a Responsible Officer substantially in the form of Exhibit E attached hereto or such other form as Lenders may agree to accept.

“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.

“Permitted Indebtedness” means and includes:

(a)    Indebtedness of Loan Parties to Lenders under the Loan Documents;

(b)    Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(c)    Indebtedness of Borrower existing on the date hereof and set forth on the Disclosure Schedule;

(d)   intercompany Indebtedness owed by any Subsidiary to Borrower or any wholly-owned Subsidiary, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment and, in the case of such Indebtedness owed to Borrower, such Indebtedness shall be evidenced by one or more promissory notes;

(e)   extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsection (c) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower;

(f)    Indebtedness of Borrower secured by Liens permitted under clause (f) of the definition of Permitted Liens, up to an aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) at any one time, so long as such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the property financed with such Indebtedness;

(g)    Indebtedness that constitutes a Permitted Investment;

(h)   Indebtedness incurred in the ordinary course of business (i) in respect of performance bonds, surety bonds, appeal bonds and other indemnities or similar obligations, and/or (ii) owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person;

(i)     Indebtedness with respect to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(j)     Indebtedness owed to employees in connection with employee compensation incurred in the ordinary course of business;

(k)    Indebtedness owed to any Person providing insurance for the premiums payable in respect of insurance policies issued by insurers in the ordinary course of business, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost such insurance; and

(l)     Indebtedness in respect of corporate credit cards in an aggregate principal amount not to exceed $250,000 at any one time outstanding.

“Permitted Investments” means and includes any of the following Investments as to which Collateral Agent and each Lender have a perfected security interest:

(a)   Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b)    Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

(c)    Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

(d)    Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(e)    Investments by Borrower and Subsidiaries in their Subsidiaries outstanding on the date hereof;

(f)     Investments consisting of Deposit Accounts;

(g)    Investments in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000) at any time. consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of Equity Securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Borrower’s board of directors;

(h)    Investments accepted in connection with Permitted Transfers;

(i)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(j)     Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates of any Borrower, in the ordinary course of business;

(k)   Investments in the aggregate in prepaid expenses, negotiable instruments held for collection, and deposits to secure the performance of bids, trade contracts (other than borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance-based bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and not representing an obligation for borrowed money;

(l)     [***] ; and

(m)   other Investments not to exceed Three Hundred Thousand Dollars ($300,000) during the term of this Agreement.

“Permitted Licenses” are (a) licenses of over-the-counter software that is commercially available to the public, (b) non-exclusive licenses for the use of the property of a Loan Party in the ordinary course of business, and (c) licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States.

“Permitted Liens” means and includes:

(a)    the Liens created by this Agreement;

(b)    Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);

(c)    Liens identified on the Disclosure Schedule;

(d)   carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);

(e)     non-exclusive licenses of Intellectual Property entered into in the ordinary course of business;

(f)    Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities;

(g)  Liens of materialmen, mechanics, carriers, or other similar Liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained;

(h)   Liens which constitute banker’s Liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s Liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to Borrower);

(i)     Liens under workmen’s compensation, unemployment insurance, social security or similar legislation incurred in the ordinary course of business; and

(j)    cash deposits or pledges of an aggregate amount to secure surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business.

“Permitted Transfers” has the meaning given such term in Section 7.4 of this Agreement.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Powerscourt” means Powerscourt Investments XXV, LP, a Delaware limited partnership.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Responsible Officer” has the meaning given such term in Section 6.3 of this Agreement.

“Restricted License” means any license or other agreement with respect to which any Loan Party is the licensee and such license or other agreement is material to any Loan Party’s business and (a) that prohibits or otherwise restricts any Loan Party from granting a security interest in any Loan Party’s interest in such license or agreement or any other property or (b) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral.

“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Solvent” has the meaning given such term in Section 5.12 of this Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by any Loan Party directly or indirectly through Subsidiaries.

“Transfer” has the meaning given such term in Section 7.4 of this Agreement.

“Warrant” means the separate warrant or warrants dated on or about the date hereof in favor of each Lender or its designees to purchase securities of Borrower.

Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments); provided that if at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either Loan Parties or Collateral Agent shall so request, Loan Parties and Collateral Agent and the Lenders shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Loan Parties shall provide Collateral Agent for distribution to Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.

All terms describing Collateral shall be construed in accordance with the Code. The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement.

2.     Loans; Repayment.

2.1    Commitments.

(a)    The Commitment Amounts. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth as and when made or deemed to be made, (i) Powerscourt agrees to lend to Borrower, prior to the Loan A Commitment Termination Date, Loan A and (ii) Horizon agrees to lend to Borrower, prior to the Loan B Commitment Termination Date, Loan B, prior to the Loan C Commitment Termination Date, Loan C, prior to the Loan D Commitment Termination Date, Loan D, prior to the Loan E Commitment Termination Date, Loan E and prior to the Loan F Commitment Termination Date, Loan F.

(b)   The Loans and the Notes. The obligation of Borrower to repay the unpaid principal amount of and interest on each Loan shall be evidenced by a Note issued to the relevant Lender.

(c)    Use of Proceeds. The proceeds of each Loan shall be used solely for working capital or general corporate purposes of Borrower.

(d)   Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, each respective Lender’s obligation to lend its undisbursed portion of the Commitment Amount to Borrower hereunder shall terminate on the earlier of (i) at each Lender’s sole election, the occurrence of any Default or Event of Default that has not been waived hereunder, and (ii) with respect to Loan A, the Loan A Commitment Termination Date, with respect to Loan B, the Loan B Commitment Termination Date, with respect to Loan C, the Loan C Commitment Termination Date, with respect to Loan D, the Loan D Commitment Termination Date, with respect to Loan E, the Loan E Commitment Termination Date and with respect to Loan F, the Loan F Commitment Termination Date. Notwithstanding the foregoing, each Lender’s obligation to lend the undisbursed portion of the Commitment Amount to Borrower shall terminate if, in such Lender’s sole discretion, there has been a material adverse change in the general affairs, management, results of operations, or financial condition of any Loan Party or Loan Parties in the aggregate, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by any Loan Party from the business plan of such Loan Party presented to Lenders on or before the date of this Agreement.

2.2    Payments.

(a)   Scheduled Payments. Borrower shall make (i) a payment of accrued interest only to each applicable Lender on the outstanding principal amount of each Loan on the first twenty-four (24) Payment Dates specified in the Note applicable to such Loan and (ii) an equal payment of principal plus accrued interest to each applicable Lender on the outstanding principal amount of each Loan on the next twenty-four (24) Payment Dates as set forth in the Note applicable to such Loan (collectively, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date applicable to such Loan.

(b)   Interim Payment. Unless the Funding Date for a Loan is the first day of a calendar month, Borrower shall pay the per diem interest (accruing at the Loan Rate from the Funding Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.

(c)    Payment of Interest. Borrower shall pay interest on each Loan at a per annum rate of interest equal to the Loan Rate. Interest on a Loan shall be charged commencing on the day that such Loan is made to or on behalf of Borrower, and shall continue to accrue through the date on which such Loan is repaid in full. Changes to the Loan Rate based on changes to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1 above) shall be effective on the effective date of any change to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1 above) and to the extent of any such change and Lenders shall provide notice to Borrower of each such change. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

(d)   Application of Payments. All payments received by any Lender prior to an Event of Default shall be applied as follows: (i) first, to each Lender’s pro rata portion of the Lenders’ Expenses then due and owing; and (ii) second, ratably, to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due). After an Event of Default that has not be waived by the Lenders, all payments and application of proceeds shall be made as set forth in Section 9.7.

(e)    Late Payment Fee. Borrower shall pay to each Lender a late payment fee equal to six percent (6%) of any Scheduled Payment not paid when due to such Lender.

(f)     Default Rate. If an Event of Default has occurred and the Lenders elect to apply the Default Rate, Borrower shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by any Loan Party to Collateral Agent or any Lender under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by any Lender’s election), Borrower shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

(g)    Final Payment.

(i)    Loan A Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of Two Hundred Eighty-One Thousand Two Hundred Fifty Dollars ($281,250) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default and demand by such Lender of payment in full of Loan A or (C) the Maturity Date applicable to Loan A, as applicable.

(ii)  Loan B Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default and demand by such Lender of payment in full of Loan B or (C) the Maturity Date applicable to Loan B, as applicable.

(iii)  Loan C Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Forty Thousand Six Hundred Twenty-Five Dollars ($140,625) (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default and demand by such Lender of payment in full of Loan C or (C) the Maturity Date applicable to Loan C, as applicable.

(iv)  Loan D Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Forty Thousand Six Hundred Twenty-Five Dollars ($140,625) (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default and demand by such Lender of payment in full of Loan D or (C) the Maturity Date applicable to Loan D, as applicable.

(v)  Loan E Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) (the “Loan E Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan E, (B) an Event of Default and demand by such Lender of payment in full of Loan E or (C) the Maturity Date applicable to Loan E, as applicable.

(vi)  Loan F Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) (the “Loan F Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan F, (B) an Event of Default and demand by such Lender of payment in full of Loan F or (C) the Maturity Date applicable to Loan F, as applicable.

2.3    Prepayments.

(a)    Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default that has not been waived by the Lenders pursuant to Section 9.1(a) hereof, then Borrower, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to Lenders the amount set forth in Section 2.3(b) below, as if Borrower had opted to prepay on the date of such acceleration.

(b)    Optional Prepayment. Upon ten (10) Business Days’ prior written notice to Lenders, Borrower may, at its option, at any time, prepay all (and not less than all) of the outstanding Loans by simultaneously paying to each Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of its Loans; plus (ii) an amount equal to (A) if such Loan is prepaid on or before the Loan Amortization Date applicable to such Loan, three  percent (3%) of the then outstanding principal balance of such Loan, (B) if such Loan is prepaid after the Loan Amortization Date applicable to such Loan, but on or before the date that is twelve (12) months after such Loan Amortization Date, two percent (2%) of the then outstanding principal balance of such Loan, or (C) if such Loan is prepaid more than twelve (12) months after the Loan Amortization Date but prior to the stated Maturity Date applicable to such Loan, one percent (1%) of the then outstanding principal balance of such Loan; plus (iii) the outstanding principal balance of such Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder.  For the avoidance of doubt, no prepayment premium shall be applied to any outstanding balance of any Loan paid on the stated Maturity Date (i.e., with respect to each Loan, the date that is forty-eight (48) months from the first day of the month next following the month in which the Funding Date for such Loan occurs).

2.4  Other Payment Terms.

(a)    Place and Manner. Loan Parties shall make all payments due to any Lender in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by any Loan Party hereunder shall be made, in immediately available funds, not later than 12:00 noon Connecticut time, on the date on which such payment is due. Any payment received by a Lender after the time set forth in the immediately preceding sentence will be deemed to have been received at the opening of business on the next Business Day, and interest shall accrue through such date. Loan Parties shall make such payments to Lenders via wire transfer or ACH as instructed by each Lender from time to time.

(b)    Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)    Taxes.

(i)    Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any taxes; provided that if any Loan Party shall be required to deduct any taxes from such payments, then (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4(c)) the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) such Loan Party shall make such deductions and (C) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(ii)   Each Loan Party shall indemnify each Lender, within thirty (30) days after written demand therefor, for the full amount of any taxes imposed or asserted directly on such Lender by any Governmental Authority on or attributable to amounts payable under this Agreement solely as a result of such Lender entering into this Agreement to the extent such taxes are paid by such Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that such indemnified taxes shall not include income or franchise taxes imposed on (or measured by) such Lender’s net income by the jurisdiction, or any political subdivision thereof or taxing authority therein, under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located. A certificate as to the amount of such payment or liability delivered to a Loan Party by a Lender shall be conclusive absent manifest error.

(iii)  As soon as practicable after any payment of taxes by a Loan Party hereunder to a Governmental Authority, such Loan Party shall deliver to Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lenders.

(iv)  If any Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Loan Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Lender shall deliver to such Loan Party, as reasonably requested by such Loan Party, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(v)   If a Lender receives a refund in respect of taxes paid by a Loan Party pursuant to this Section 2.4(c), which in the sole discretion of such Lender exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by such Loan Party in connection with such refunded taxes, to such Loan Party, net of all reasonable and documented out-of-pocket expenses (including any taxes to which such Lender has become subject as a result of its receipt of such refund) of such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Loan Party, upon the request of the applicable Lender, shall repay to such Lender amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (v), in no event will any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (v) the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(vi)  Notwithstanding the foregoing or anything to the contrary herein, no Loan Party shall be required to compensate any Lender pursuant to this Section 2.4(c) for any payment or liability incurred more than one-hundred and eighty (180) days prior to the date that such Lender delivers to the Loan Parties the certificate described in the last sentence of Section 2.4(c)(ii).

2.5    Procedure for Making the Loans.

(a)    Notice. Borrower shall notify each Lender of the date on which Borrower desires Lenders to make any Loan at least five (5) Business Days in advance of the desired Funding Date, unless the relevant Lender elects at its sole discretion to allow the Funding Date for a Loan to be made by such Lender to be within five (5) Business Days of Borrower’s notice. Borrower’s execution and delivery to Lenders of one or more Notes in respect of a Loan shall be Borrower’s agreement to the terms and calculations thereunder with respect to such Loan. Each Lender’s obligation to make any Loan shall be expressly subject to the satisfaction of the conditions set forth in Section 3.

(b)   Loan Rate Calculation. Prior to each Funding Date for any Loan, the applicable Lender shall establish the Loan Rate with respect to such Loan, which Loan Rate shall be conclusive in the absence of a manifest error.

(c)    Disbursement. Lenders shall disburse the proceeds of each Loan by wire transfer to Borrower at the account specified in the Funding Certificate for such Loan.

2.6    Good Faith Deposit; Legal and Closing Expenses; and Commitment Fees.

(a)    Good Faith Deposit. Borrower has delivered to Lenders a good faith deposit in the amount of One Hundred Thousand Dollars ($100,000) (the “Good Faith Deposit”). The Good Faith Deposit paid to Lenders will be credited to the Commitment Fees payable to the Lenders. If the Funding Date does not occur, Lenders shall retain the Good Faith Deposit as compensation for their time, expenses and opportunity cost.

(b)   Legal, Due Diligence and Documentation Expenses. Concurrently with its execution and delivery of this Agreement, Borrower shall pay to Lenders all of each Lender’s reasonable legal, due diligence and documentation expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents.

(c)   Commitment Fee. Borrower shall pay, concurrently with its execution and delivery of this Agreement, a commitment fee to Lenders in the amount of Three Hundred Fifty Thousand Dollars ($350,000) (the “Commitment Fee”). The Commitment Fee shall be paid by Borrower as set forth in the Funding Certificate. The Commitment Fee shall be retained by the applicable Lender and be deemed fully earned upon receipt.

3.     Conditions of Loans.

3.1   Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, each Lender shall have received, in form and substance reasonably satisfactory to such Lender, all of the following (unless all Lenders have agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any Loan and shall be deemed added to Section 3.2):

(a)    Loan Agreement. This Agreement duly executed by each Loan Party, Collateral Agent and Lenders.

(b)    Warrants. The Warrants duly executed by Borrower.

(c)    Officer’s Certificate. A certificate of an authorized officer of each Loan Party, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of such Loan Party certified by such Loan Party as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

(d)   Good Standing Certificates. A good standing certificate from each Loan Party’s state of organization and the state in which such Loan Party’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

(e)    Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of this Agreement.

(f)    Consents. All necessary consents of third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

(g)   Legal Opinion. A legal opinion of each Loan Party’s counsel, dated as of the date hereof, covering the matters set forth in Exhibit D hereto or otherwise agreed to by the Lenders.

(h)   Account Control Agreements. Account Control Agreements for all of Borrower’s deposit accounts and securities accounts maintained at Bank of America, N.A. duly executed by all of the parties thereto.

(i)     Fees and Expenses. Payment of all fees and expenses then due hereunder or under any other Loan Document.

(j)     Other Documents. Such other documents and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

3.2    Conditions Precedent to Making Loan A, Loan B, Loan C and Loan D. The obligation of the applicable Lender to make Loan A, Loan B, Loan C and Loan D is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a)    No Default. No Default or Event of Default shall have occurred and be continuing.

(b)    Note. Borrower shall have duly executed and delivered a Note in the amount of each of Loan A, Loan B, Loan C and Loan D to the applicable Lender.

(c)  UCC Financing Statements. Lenders shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as each Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and each Lender pursuant to Section 4. Each Loan Party authorizes Collateral Agent and each Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.

(d)    Funding Certificate. Borrower shall have duly executed and delivered to each Lender a Funding Certificate for such Loans.

(e)    Representations and Warranties. The representations and warranties made by Loan Parties in Section 5 shall be true and correct in all material respects (except with respect to any representation or warranty already containing a materiality qualifier, which representation or warranty shall be true and correct in all respects) as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date in all material respects).

3.3    Conditions Precedent to Making Loan E and Loan F. The obligation of the applicable Lender to make each of Loan E and Loan F is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a)    No Default. No Default or Event of Default shall have occurred and be continuing.

(b)    Note. Borrower shall have duly executed and delivered a Note in the amount of each of Loan E and Loan F to the applicable Lender.

(c)    Funding Certificate. Borrower shall have duly executed and delivered to Lenders a Funding Certificate for such Loan.

(d)    Lender Discretion. Lender shall elect, in its sole discretion, to make Loan E and/or Loan F.

(e)   Representations and Warranties. The representations and warranties made by Loan Parties in Section 5 shall be true and correct in all material respects (except with respect to any representation or warranty already containing a materiality qualifier, which representation or warranty shall be true and correct in all respects) as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date in all material respects).

(f)    Other Documents. Loan Parties shall have provided each Lender with such other documents and completion of such other matters, as such Lender may reasonably deem necessary or appropriate.

3.4    Covenant to Deliver. Each Loan Party agrees (not as a condition but as a covenant) to deliver to each Lender each item required to be delivered to such Lender as a condition to each Loan, if such Loan is advanced. Each Loan Party expressly agrees that the extension of any Loan prior to the receipt by any Lender of any such item shall not constitute a waiver by any Lender of any Loan Party’s obligation to deliver such item, and any such extension in the absence of a required item shall be in each Lender’s sole discretion.

3.5   Post-Closing Obligations.  Within thirty (30) days of the Closing Date (or such later date as agreed to by Collateral Agent in its sole discretion), Borrower shall have delivered to Collateral Agent Landlord Agreements for the leased premises located at (i) 25B Vreeland Road, Suite 300, Florham Park, New Jersey 07932 and (ii) 303A College Road East Princeton, New Jersey 08540.

4.     Creation of Security Interest.

4.1   Grant of Security Interests. Each Loan Party grants to Collateral Agent and each Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by each Loan Party of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of each Loan Party in the following:

(a)    All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)   All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of a Loan Party’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and each Loan Party’s books relating to any of the foregoing;

(c)    All contract rights and general intangibles (except to the extent included within the definition of Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d)    All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to any Loan Party arising out of the sale or lease of goods, the licensing of technology or the rendering of services by a Loan Party (subject, in each case, to the contractual rights of third parties to require funds received by a Loan Party to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Loan Party and each Loan Party’s books relating to any of the foregoing;

(e)    All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and each Loan Party’s books relating to the foregoing; and

(f)     To the extent not covered by clauses (a) through (e), all other personal property of each Loan Party, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property to the extent such proceeds no longer constitute Intellectual Property.

Notwithstanding the foregoing, the Collateral shall not include any (collectively, “Excluded Property”):

i.       Intellectual Property;

ii.    any lease, license, contract, permit, letter of credit, instrument, agreement or other property right to which a Loan Party is a party or any of its rights or interests thereunder if and to the extent that the grant of such security interest shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of a Loan Party therein or (y) result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit, agreement or other property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code of any relevant jurisdiction or any other applicable law);

iii.    the proceeds and/or products of any and all of the foregoing items of Excluded Property described in the foregoing clauses of this definition, solely to the extent that such proceeds and/or products would themselves constitute Excluded Property of the types described in the foregoing clauses of this definition;

iv.    any Excluded Accounts; and

v.     vehicles and airplanes,

provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or the Lenders; provided further, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of any Excluded Property (unless such proceeds, products, substitutions or replacements would themselves otherwise constitute Excluded Property).

4.2   After-Acquired Property. If any Loan Party shall at any time acquire a commercial tort claim in excess of $250,000, as defined in the Code, such Loan Party shall immediately notify Collateral Agent and Lenders in writing signed by such Loan Party of the brief details thereof and grant to Collateral Agent and each Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent and each Lender.

4.3    Duration of Security Interest. Collateral Agent’s and each Lender’s security interest in the Collateral shall continue until the indefeasible payment in full (other than inchoate indemnity obligations) and the satisfaction of all Obligations, and termination of each Lender’s commitment to fund the Loans, whereupon such security interest shall terminate. Collateral Agent and each Lender shall, at Loan Parties’ sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 4.3, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code.

4.4   Location and Possession of Collateral. The Collateral is and shall remain in the possession of each Loan Party at its location (other than Collateral in-transit or in excess of $250,000) listed on the cover page hereof or as set forth in the Disclosure Schedule, an Officer’s Certificate, or as disclosed to the Lenders after date hereof. The applicable Loan Party shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Collateral Agent or any Lender for perfection of the security interests therein created hereunder) and so long as no Event of Default has occurred, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

4.5   Delivery of Additional Documentation Required. Each Loan Party shall from time to time execute and deliver to Collateral Agent and Lenders, at the request of Collateral Agent or any Lender, all financing statements and other documents Collateral Agent or any Lender may reasonably request, in form satisfactory to Collateral Agent and Lenders, to perfect and continue Collateral Agent’s and each Lender’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

4.6   Right to Inspect. Collateral Agent and each Lender (through any of their authorized officers, employees, or agents) shall have the right, upon reasonable prior written notice to Borrower, from time to time during each Loan Party’s usual business hours, to inspect the books and records of each Loan Party and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify each Loan Party’s financial condition or the amount, condition of, or any other matter relating to, the Collateral, in each case, with an authorized officer of Borrower present. Any inspection, test or appraisal conducted hereunder shall be conducted at the sole cost and expense of Loan Parties.

4.7    Intellectual Property. Each Loan Party shall promptly notify Lenders of the federal registration or filing by such Loan Party of any patent or patent application, or trademark or trademark application, or copyright or copyright application and shall promptly execute and deliver to Lenders any grants of security interests in same, in form acceptable to Lenders, to file with the United States Patent and Trademark Office or the United States Copyright Office as applicable.

4.8    Protection of Intellectual Property. Each Loan Party shall use commercially reasonable efforts to:

(a)  protect, defend and maintain the validity and enforceability of its Intellectual Property and promptly advise Collateral Agent in writing of material infringements;

(b)   provide written notice to Collateral Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public); and

(c)    take such commercially reasonable steps as Collateral Agent or any Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Agent and Lenders to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent and each Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s or any Lender’s rights and remedies under this Agreement and the other Loan Documents; provided, that, in each case, the failure to obtain any such consent or waiver shall not constitute a Default or Event of Default hereunder so long as such Loan Party has used commercially reasonable efforts to obtain such waiver or consent.

5.      Representations and Warranties. Except as set forth in the Disclosure Schedule, each Loan Party represents and warrants as follows:

5.1    Organization and Qualification. Each Loan Party and its Subsidiaries is an entity duly organized and validly existing under the laws of its jurisdiction of formation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed or in which the Collateral is located, except for such states as to which any failure to so qualify would not have a Material Adverse Effect.

5.2   Authority. Each Loan Party has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Each Loan Party and its Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Each Loan Party and its Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business, except to the extent the failure to obtain such licenses, permits, approvals and other authorization would not result in a Material Adverse Effect.

5.3   Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which any Loan Party is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws, or any other organizational documents of any Loan Party or any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which any Loan Party or any Subsidiary or any of their respective property or assets may be bound or affected in all material respects or any material agreement or instrument to which any Loan Party is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

5.4    Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loans, the execution and delivery of the other Loan Documents to which any Loan Party is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of each Loan Party. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which any Loan Party is a party, (b) the performance of each Loan Party’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Loan Party, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

5.5   No Prior Encumbrances. Each Loan Party has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Each Loan Party has good title and ownership of, or is licensed under, all of such Loan Party’s current Intellectual Property. Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, resellers and/or distributors in the ordinary course of business, (b) over-the-counter software that is commercially available to the public and (c) material Intellectual Property licensed to such Loan Party and noted on the Disclosure Schedule. Each patent which it owns or purports to own and which is material to any Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which any Loan Party owns or purports to own and which is material to any Loan Party’s business has been judged invalid or unenforceable, in whole or in part. No Loan Party is a party to, nor is it bound by, any Restricted License. No Loan Party has received any communications alleging that any Loan Party has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. No Loan Party has knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of the Loan Parties, and each Loan Party owns all Intellectual Property associated with the business of such Loan Party and Subsidiaries, free and clear of any Liens other than Permitted Liens.

5.6   Security Interest. The provisions of this Agreement create legal and valid security interests in the Collateral in favor of Collateral Agent and each Lender, and, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Collateral Agent and each Lender pursuant to this Agreement (a) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and each Lender’s Liens under this Agreement) and (b) are and will continue to be superior and prior to the rights of all other creditors of each Loan Party (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and each Lender’s Liens under this Agreement).

5.7   Name; Location of Chief Executive Office, Principal Place of Business and Collateral. No Loan Party has done business under any name in the last five (5) years other than that specified on the signature page hereof. Each Loan Party’s jurisdiction of incorporation, chief executive office, principal place of business, and the place where each Loan Party maintains its records concerning the Collateral are presently located in the state and at the address set forth on the cover page of this Agreement. The Collateral is presently located at the address set forth on the cover page hereof, as set forth in the Disclosure Schedule.

5.8    Litigation. There are no actions or proceedings pending by or against any Loan Party or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body in which an adverse decision could have a Material Adverse Effect. No Loan Party has knowledge of any such pending or threatened actions or proceedings which could result in a Material Adverse Effect.

5.9   Financial Statements. Other than any financial projections or estimates or other forward looking statements or information of a general economic or industry-specific nature as to which no representation or warranty is made or given, all financial statements relating to any Loan Party or any Subsidiary that have been or may hereafter be delivered by any Loan Party to Collateral Agent or any Lender present fairly in all material respects the Consolidated financial condition of such Loan Party and its Subsidiaries as of the date thereof and the Consolidated results of operations of such Loan Party and its Subsidiaries for the period then ended, in each case, subject, with respect to unaudited interim financial statements, to normal year-end adjustments and the lack of footnote disclosures.

5.10  No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2020.

5.11 Full Disclosure. No representation, warranty or other statement made by any Loan Party in any Loan Document (including the Disclosure Schedule), certificate or written statement at the time furnished, and in light of the circumstances under which such statement was made, to Collateral Agent or any Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to any Loan Party which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement. It being acknowledged and agreed by Collateral Agent and the Lenders that (a) any financial projections or estimates or other forward looking statements or information delivered by the Loan Parties to Collateral Agent or a Lender do not constitute a representation or warranty that the results set forth therein will be attained, (b) uncertainty is inherent in any such forecasts, projections and other forward looking information, (c) projections as to future events or conditions are not to be viewed as facts.

5.12 Solvency, Etc. The Loan Parties, taken as a whole, are Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, the Loan Parties will be Solvent. “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

5.13  Subsidiaries. No Loan Party has any Subsidiaries.

5.14  Capitalization. All issued and outstanding Equity Securities of Borrower are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect.

5.15 Catastrophic Events; Labor Disputes. No Loan Party, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of any Loan Party, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

5.16  Certain Agreements of Officers or Employees. To the actual knowledge of each Loan Party, no officer or employee of any Loan Party is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by any Loan Party because of the nature of the business conducted or to be conducted by any Loan Party or relating to the use of trade secrets or proprietary information of others to the extent the same would reasonably be expected to result in a Material Adverse Effect, and to each Loan Party’s actual knowledge, the continued employment of each Loan Party’s officers or employees does not subject any Loan Party to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

5.17  No Plan Assets. No Loan Party nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Loan Party or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Loan Party nor any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Loan Party or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

5.18 Sanctions, Etc. No Loan Party, or its Subsidiaries, nor, to its actual knowledge, any director, officer, employee, or agent of any Loan Party or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (a) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. To the best of each Loan Party’s actual knowledge, as of the date hereof and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of any Loan Party or any Subsidiary have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law.

5.19  Regulatory Compliance. No Loan Party is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. No Loan Party nor any Subsidiary is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

5.20  Payment of Taxes. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of each Loan Party and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon each Loan Party, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by any Loan Party in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP. To the knowledge of each Loan Party, no tax return of any Loan Party or any Subsidiary is currently under an audit or examination, and no Loan Party has received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. No Loan Party is an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

5.21  Anti-Terrorism Laws. No Loan Party will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor or otherwise). Lenders hereby notify each Loan Party that pursuant to the requirements of Anti-Terrorism Laws, and each Lender’s policies and practices, each Lender is required to obtain, verify and record certain information and documentation that identifies each Loan Party and its principals, which information includes the name and address of each Loan Party and its principals and such other information that will allow such Lender to identify such party in accordance with Anti-Terrorism Laws.

6.     Affirmative Covenants. Each Loan Party, until the full and complete payment of the Obligations (other than inchoate indemnity obligations), covenants and agrees that:

6.1   Good Standing. Each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2    Government Compliance. Each Loan Party shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3   Financial Statements, Reports, Certificates. Each Loan Party shall deliver to Collateral Agent for distribution to the Lenders: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared Consolidated balance sheet, Consolidated income statement and Consolidated cash flow statement covering the operations of such Loan Party and its Subsidiaries during such period, and aging of Borrower’s accounts receivable and accounts payable, certified by such Loan Party’s president, chief executive officer, authorized signatory, treasurer or chief financial officer (each, a “Responsible Officer”); it being acknowledged and agreed by Collateral Agent and the Lenders that each such financial statements shall be prepared in accordance with the historical accounting practices of the Loan Parties and not in conformity with GAAP; (b) as soon as available, but in any event within forty-five (45) days after the end of each quarter, a Consolidated balance sheet, Consolidated income statement and Consolidated cash flow statement covering the operations of such Loan Party and its Subsidiaries during such period prepared in accordance with GAAP, and aging of Borrower’s accounts receivable and accounts payable; (c) as soon as available, but in any event within one hundred eighty (180) days after the end of each Loan Party’s fiscal year, commencing with the fiscal year ending December 31, 2022, audited Consolidated financial statements of such Loan Party and its Subsidiaries prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lenders; (d) as soon as available, but in any event within thirty (30) days after the end of such Loan Party’s fiscal year, the operating budget and plan of such Loan Party and its Subsidiaries for the next fiscal year as approved by such Loan Party’s board of directors; and (e) such other financial information as any Lender may reasonably request from time to time. In addition, each Loan Party shall deliver to each Lender (A) immediately upon becoming available, copies of all statements, reports and notices sent or made available generally by any Loan Party to its security holders and (B) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against a Loan Party or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving any Loan Party or any Subsidiary is commenced that is reasonably expected to result in damages or costs to any Loan Party, or Loan Parties in the aggregate, of Fifty Thousand Dollars ($50,000) or more. From and after such time as any Loan Party becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of such Loan Party’s Form 10‑K with the Securities and Exchange Commission after the end of each fiscal year of such Loan Party, the financial statements of such Loan Party filed with such Form 10‑K; and (ii) at the time of filing of such Loan Party’s Form 10‑Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of such Loan Party, the Consolidated financial statements of such Loan Party filed with such Form 10‑Q; provided, that such any such financial statements shall be deemed to have been delivered to Collateral Agent and Lenders if publicly available via EDGAR at the Securities and Exchange Commission’s website at www.sec.gov.

6.4   Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, the applicable Loan Party, Borrower shall deliver to each Lender an Officer’s Certificate signed by a Responsible Officer of Borrower in the form of, and certifying to the matters set forth in Exhibit E hereto.

6.5   Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower shall provide each Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Loan Parties propose to take with respect thereto.

6.6   Taxes. Each Loan Party shall make, and cause each Subsidiary to make, due and timely payment or deposit of all federal, state and material taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Collateral Agent and each Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and each Loan Party will make, and cause each Subsidiary to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Collateral Agent and Lenders with proof satisfactory to Lenders indicating that each Loan Party and each Subsidiary has made such payments or deposits; provided that no Loan Party shall be required to make any such payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to any Loan Party or Loan Parties in the aggregate and that any Loan Party has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of any Loan Party). In addition, no Loan Party shall change, and it shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes.

6.7    Use; Maintenance. Each Loan Party shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair (other than ordinary wear and tear), and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved in all material respects. No Loan Party shall permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Collateral Agent and each Lender. No Loan Party shall permit any such material item of Collateral to be operated or maintained in violation in all material respects of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Collateral Agent and Lenders have any security interest in any residual Loan Party’s interest in such equipment under the lease), each Loan Party shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

6.8    Insurance. Each Loan Party shall keep its business and the Collateral insured for risks and in amounts standard for companies in such Loan Party’s industry and location, and as Collateral Agent or any Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Collateral Agent and each Lender. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent and each Lender as an additional loss payee and all liability policies shall show Collateral Agent and each Lender as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) days’ notice before canceling its policy. At Collateral Agent’s or any Lender’s request, each Loan Party shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Collateral Agent’s or any Lender’s option, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred, Loan Parties shall have the option of applying the proceeds of any insurance policy, toward the replacement or repair of destroyed, condemned, taken via eminent domain, or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent and each Lender have been granted a first priority security interest and (b) after the occurrence of an Event of Default that has not been waived by the Lenders all proceeds payable under such property policy shall, at the option of Collateral Agent or any Lender, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations. If any Loan Party fails to obtain insurance as required under Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent or any Lender may make all or part of such payment or obtain such insurance policies required in Section 6.8, and take any action under the policies Collateral Agent or such Lender deems prudent. On or prior to the first Funding Date and prior to each policy renewal, each Loan Party shall furnish to Collateral Agent certificates of insurance or other evidence satisfactory to Collateral Agent that insurance complying with all of the above requirements is in effect.

6.9   Further Assurances. At any time and from time to time, each Loan Party shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent or any Lender to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s and each Lender’s security interest in the Collateral.

6.10 Subsidiaries. Each Loan Party, upon any Lender’s or Collateral Agent’s request, shall cause any Subsidiary to provide Lenders and Collateral Agent with a guaranty of the Obligations and a security interest in such Subsidiary’s assets to secure such guaranty.

6.11  Keeping of Books. Each Loan Party shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and its Subsidiaries in accordance with GAAP in all material respects.

6.12  Liquidity. Borrower shall, as of each measurement date below, maintain cash on deposit in accounts over which Collateral Agent and Lenders maintain an Account Control Agreement, in an aggregate amount not less than the amount shown in the table below (“Secured Cash”):

Measurement Date	Minimum Aggregate Cash on Deposit
September 30, 2022	$28,000,000
December 31, 2022	$26,000,000
March 31, 2023	$29,000,000
June 30, 2023	$27,000,000
September 30, 2023	$26,000,000
December 31, 2023	$26,000,000
March 31, 2024	$26,000,000

Notwithstanding the foregoing, if Borrower provides Lenders with an operating plan and budget for any period during the period commencing as of the date of this Agreement and continuing through September 30, 2024, that is materially different from the operating plan and budget for such periods previously provided to Lenders by Borrower prior to the date of this Agreement, then Lenders, in their sole discretion, may adjust the amount of Secured Cash.

Commencing with the quarter ending on June 30, 2024, and continuing until the repayment in full of the Obligations (other than inchoate indemnity obligations), Borrower shall, as of the last day of each calendar quarter, maintain cash on deposit in accounts over which Collateral Agent and Lenders maintain an Account Control Agreement, in an aggregate amount not less than the cash projected to be used (burned) during the nine (9) months immediately following the applicable date of determination in the annual operating budget and plan covering such nine (9) month period, which budget and plan shall be acceptable to Lenders in their reasonable discretion.

7.     Negative Covenants. Each Loan Party, until the full and complete payment of the Obligations (other than inchoate indemnity obligations), covenants and agrees that such Loan Party shall not:

7.1    Chief Executive Office. Change its name, jurisdiction of incorporation, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without ten (10) days prior written notice to Collateral Agent.

7.2    Collateral Control. Subject to its rights under Sections 4.4 and 7.4, remove any items of Collateral in excess of $250,000 (other than Collateral in transit) from a Loan Party’s facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule, an Officer’s Certificate or as disclosed to Collateral Agent.

7.3    Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s and each Lender’s Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lenders, or Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any Loan Party’s or any Subsidiary’s Intellectual Property, except (a) as otherwise permitted in Section 7.4 hereof, (b) as permitted in the definition of “Permitted Liens” herein.

7.4   Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for the following (collectively, “Permitted Transfers”) (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment made in the ordinary course of business; (c) the permitting of any Intellectual Property to become abandoned, or any registration thereof to be terminated, forfeited, expired or dedicated to the public, in cases where Borrower deems such abandonment, termination, forfeiture, expiration, or dedication to be appropriate in the exercise of Borrower’s commercially reasonable business judgment; (d) sales of Accounts in connection with the compromise, settlement or collection thereof; (e) Transfers resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset; (f) cancellations of intercompany Indebtedness; (g) any lease or sub-lease of property in the ordinary course of business that would not materially interfere with the required use of such property by Borrower or its Subsidiaries; and (h) transfers of Permitted Licenses.

7.5    Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, (A) any Subsidiary may pay dividends solely to any Loan Party or another wholly-owned Subsidiary, (B) any Loan Party may pay dividends payable solely in such Loan Party’s common stock.

7.6   Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the Equity Securities or assets of another Person; provided that (a) any Subsidiary may merge into another Subsidiary and (b) any Subsidiary or other Loan Party may merge into any Loan Party so long as a Loan Party is the surviving entity.

7.7    Change in Business or Ownership. Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by any Loan Party or such Subsidiary, as applicable, or reasonably related thereto or have a material change in a Loan Party’s ownership equal to or greater than fifty percent (50%) other than (a) by the sale by a Loan Party of such Loan Party’s Equity Securities in a public offering or (b) to or private equity investors or venture capital investors so long as such Loan Party identifies to Lenders and Collateral Agent the private equity investors and/or venture capital investors prior to the execution of a definitive agreement relating to such change of ownership and any such venture capital investors that purchase or otherwise acquire twenty-five percent (25%) or more of the ownership of such Loan Party in one or a series of transactions have cleared each Lender’s “know your customer” checks.

7.8   Transactions With Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms, taken as a whole, at least as favorable to such Loan Party or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of any Loan Party, or (b) create a Subsidiary without providing at least ten (10) Business Days advance notice thereof to Lenders and, if requested by any Lender, such Subsidiary guarantees the Obligations and grants a security interest in its assets to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and Lenders.

7.9    Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money in excess of $250,000 (other than amounts due or permitted to be prepaid under this Agreement) or lease obligations, (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders.

7.10  Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur, or permit to exist, any Indebtedness except Permitted Indebtedness.

7.11  Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

7.12 Compliance. (a) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act, as amended, or violate any other law or regulation, if the violation could reasonably be expected to have Material Adverse Effect.

7.13 Maintenance of Accounts. (a) Maintain any deposit account or securities account (other than Excluded Accounts) except accounts with respect to which Collateral Agent and each Lender have obtained a perfected security interest in such accounts through one or more Account Control Agreements or (b) grant or allow any other Person (other than Collateral Agent or Lenders) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent or Lenders) accomplishing perfection via control as to, any of its deposit accounts or securities accounts (other than Excluded Accounts).

7.14  Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property or Transfer any Intellectual Property, whether now owned or hereafter acquired, other than Permitted Licenses.

8.     Events of Default. Any one or more of the following events shall constitute an “Event of Default” by Loan Parties under this Agreement:

8.1    Failure to Pay. If any Loan Party fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date; or (b) any other portion of the Obligations within five (5) days after receipt of written notice from any Lender that such payment is due.

8.2    Certain Covenant Defaults. If any Loan Party fails to perform any obligation arising under Sections 6.5, 6.8 or 6.12, or violates any of the covenants contained in Section 7 of this Agreement.

8.3    Other Covenant Defaults. If any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.14) or in any of the other Loan Documents and such Loan Party has failed to cure such default within thirty (30) days of the occurrence of such default. During this thirty (30) day period, the failure to cure the default is not an Event of Default (but no Loan will be made during the cure period).

8.4    Material Adverse Effect. If an event occurs that has a Material Adverse Effect.

8.5    Investor Abandonment. If Lenders determine, in their reasonable good faith judgment, that it is the clear intention of any Loan Party’s investors not to continue to fund such Loan Party in the amounts and within the timeframe necessary to enable the Loan Parties to satisfy the Obligations as they become due and payable.

8.6   Seizure of Assets, Etc. (a) If any material portion of any Loan Party’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, (b) if the Loan Parties, taken as a whole, are enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of their business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of the Loan Parties, taken as a whole, assets or (d) if a notice of lien, levy, or assessment is filed of record with respect to any Loan Party’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after any Loan Party receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by any Loan Party.

8.7    Service of Process. (a) The service of process upon Collateral Agent or any Lender seeking to attach by a trustee or other process any funds of any Loan Party on deposit or otherwise held by Collateral Agent or any Lender, (b) the delivery upon Collateral Agent or any Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of any Loan Party on deposit or otherwise held by Collateral Agent or any Lender or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining any Loan Party’s deposit accounts or accounts holding securities (other than Excluded Accounts) by any Person (other than Collateral Agent or a Lender) seeking to foreclose or attach any such accounts or securities.

8.8   Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness of any Loan Party or any Subsidiary at maturity or which results in such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of $500,000.

8.9    Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against any Loan Party or Loan Parties in the aggregate or any Subsidiary and shall remain unsatisfied and unstayed for a period of sixty (60) days or more.

8.10  Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Collateral Agent or any Lender by any Loan Party in writing (excluding any representation or warranty with respect to forward looking information, including, without limitation, financial projections, information of a general economic nature, and general information about the Loan Parties’ industry) is false in any material respect on the date made.

8.11  Breach of Warrant. If Borrower shall breach any material term of any Warrant.

8.12  Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or any Loan Party shall assert that any Loan Document is not, a legal, valid and binding obligation of any Loan Party enforceable in accordance with its terms.

8.13  Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of any Loan Party or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of any Loan Party or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or  liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

8.14  Voluntary Insolvency Proceeding. If any Loan Party or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of any Loan Party or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts as they become due or (f) take any corporate action in furtherance of any of the foregoing.

9.     Lenders’ Rights and Remedies.

9.1    Rights and Remedies. Upon the occurrence of any Default or Event of Default that has not been waived, no Lender shall have any further obligation to advance money or extend credit to or for the benefit of any Loan Party. In addition, upon the occurrence of an Event of Default that has not been waived by the Lenders, Collateral Agent and each Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Collateral Agent, on behalf of Lenders, or any Lender (acting alone) may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by each Loan Party:

(a)   Acceleration of Obligations. Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) any accrued and unpaid interest, (ii) the amounts which would have otherwise come due under Section 2.3(b)(ii) if the Loans had been voluntarily prepaid, (iii) the unpaid principal balance of the Loans and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default that has not been waived by the Lenders described in Section 8.13 or 8.14 all Obligations shall become immediately due and payable without any action by Collateral Agent or any Lender);

(b)   Protection of Collateral. Make such payments and do such acts as Collateral Agent or any Lender considers necessary or reasonable to protect Collateral Agent’s and each Lender’s security interest in the Collateral. Each Loan Party agrees to assemble the Collateral if Collateral Agent or any Lender so requires and to make the Collateral available to Collateral Agent or any Lender as Collateral Agent or any Lender may designate. Each Loan Party authorizes Collateral Agent, each Lender and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or any Lender’s determination appears or is claimed to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any Loan Party’s owned premises, each Loan Party hereby grants Collateral Agent and each Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s and each Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(c)   Preparation of Collateral for Sale. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent, Lenders and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Loan Party’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s or any Lender’s exercise of its remedies hereunder;

(d)   Sale of Collateral. Upon ten (10) days prior written notice to Loan Parties, sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Loan Party’s premises) as Collateral Agent or any Lender determines are commercially reasonable; and

(e)    Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid promptly by Loan Parties upon receipt from the Collateral Agent or the Lenders of the accounting of such deficiency.

9.2    Set Off Right. Collateral Agent and Lenders may set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of any Loan Party or any other assets of any Loan Party in Collateral Agent’s or any Lender’s possession or control.

9.3    Effect of Sale. Upon the occurrence of an Event of Default that has not been waived by the Lenders, to the extent permitted by law, each Loan Party covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of each Loan Party, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent or any Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each Loan Party in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against each Loan Party, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through any Loan Party, its successors or assigns.

9.4   Power of Attorney in Respect of the Collateral. Each Loan Party does hereby irrevocably appoint Collateral Agent, on behalf of Lenders (which appointment is coupled with an interest) the true and lawful attorney in fact of such Loan Party, with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s and each Lender’s security interests in the Collateral. Each Loan Party does hereby irrevocably appoint Collateral Agent, on behalf of Lenders (which appointment is coupled with an interest) on the occurrence of an Event of Default that has not been waived by the Lenders, the true and lawful attorney in fact of such Loan Party, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent or any Lender were such Loan Party itself; (b) to receive payment of and to endorse the name of such Loan Party to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s or any Lender’s possession or under Collateral Agent’s or any Lender’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s or any Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of such Loan Party or otherwise, which Collateral Agent or any Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent and each Lender in and to the Collateral; (e) endorse such Loan Party’s name on any checks or other forms of payment or security; (f) sign such Loan Party’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under such Loan Party’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or any Lender determine reasonable; (i) transfer the Collateral into the name of Collateral Agent, any Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Collateral Agent or a Lender were the outright owner of the Collateral.

9.5   Lenders’ Expenses. If any Loan Party fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or any Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Collateral Agent or any Lender deems prudent. Any amounts paid or deposited by Collateral Agent or any Lender shall constitute Lenders’ Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Collateral Agent or any Lender shall not constitute an agreement by Collateral Agent or any Lender to make similar payments in the future or a waiver by Collateral Agent or any Lender of any Event of Default under this Agreement. Loan Parties shall pay all reasonable fees and expenses, including Lenders’ Expenses, incurred by Collateral Agent or any Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

9.6  Remedies Cumulative; Independent Nature of Lenders’ Rights. Collateral Agent’s and each Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and each Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No failure on the part of Collateral Agent or any Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations of any Loan Party to any Lender or Collateral Agent may be enforced by any Lender or Collateral Agent against each Loan Party in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent or any Lender, as applicable, to be joined as an additional party in any proceeding to enforce such Obligations.

9.7   Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or any Lender, at the time of or received by Collateral Agent or any Lender after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

(a)    First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or any Lender, including Lenders’ Expenses;

(b)    Second, to the payment to Lenders of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.3(b)(ii) ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to Lenders under any of the Loan Documents); and

(c)    Third, to the payment of the surplus, if any, to Loan Parties, their successors and assigns or to the Person lawfully entitled to receive the same.

9.8   Reinstatement of Rights. If Collateral Agent or any Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent and each Lender shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

10.   Waivers; Indemnification.

10.1 Demand; Protest. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or any Lender on which any Loan Party may in any way be liable.

10.2  Lenders’ Liability for Collateral. So long as Collateral Agent and each Lender comply with their obligations, if any, under the Code, neither Collateral Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or any Lender’s gross negligence, fraud or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Loan Parties.

10.3  Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

(a)   General Indemnity. Each Loan Party agrees upon demand to pay or reimburse Collateral Agent and each Lender for all liabilities, obligations and reasonable and documented out-of-pocket expenses, including Lenders’ Expenses.  Each Loan Party shall indemnify, reimburse and hold Collateral Agent, each Lender, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to any Loan Party’s property), or bodily injury to or death of any person (including any agent or employee of any Loan Party) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of any Loan Party or any Loan Party’s failure to comply with the terms of this Agreement or any other Loan Document. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by any Loan Party, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, no Loan Party shall indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a direct and sole result of such Indemnified Person’s gross negligence, fraud or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Collateral Agent’s or any Lender’s written demand, each Loan Party shall assume and diligently conduct, at its sole cost and expense, the entire defense of Collateral Agent and Lenders, each of their members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a). No Loan Party shall settle or compromise any Claim against or involving Collateral Agent or any Lender without first obtaining Collateral Agent’s or each Lender’s written consent thereto, which consent shall not be unreasonably withheld.

(b)   Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH LOAN PARTY AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c)   Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8. At the election of any Indemnified Person, each Loan Party shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of Loan Parties. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

11.   Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower or to any Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	PDS Biotechnology Corporation 25B Vreeland Road, Suite 300 Florham Park, NJ 07932 Attention: Spencer Brown, Esq. Telephone: (908) 895-0895 Email: sbrown@pdsbiotech.com

With a copy to:	DLA Piper LLP (US) One Liberty Place 1650 Market Street, Suite 5000 Philadelphia, PA 19103-7300 Attention: Fahd Riaz, Esq. Telephone: (215) 656-3316 Email: Fahd.Riaz@us.dlapiper.com

If to Horizon:	Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 Attention: Legal Department Fax: (860) 676-8655 Ph: (860) 676-8654

If to Powerscourt:
Powerscourt Investments XXV, LP
c/o Waterfall Asset Management, LLC
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Attention: General Counsel
Ph: (212) 257-4600
E-mail: notices@waterfallam.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12.   General Provisions.

12.1  Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by any Loan Party without each Lender’s prior written consent, which consent may be granted or withheld in each Lender’s sole discretion. Each Lender shall have the right without the consent of or notice to any Loan Party to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in such Lender’s rights and benefits hereunder; provided, that if an Event of Default is not in existence at the time of each such transfer or assignment, such Lender shall not assign or transfer any of the Loans or its rights under the Loan Documents to a competitor of the Loan Parties without Borrower’s prior written consent. Collateral Agent and each Lender may disclose the Loan Documents and any other financial or other information relating to any Loan Party to any potential participant or assignee of any of the Loans; provided that such participant or assignee agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

12.2  Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.4  Entire Agreement; Construction; Amendments and Waivers.

(a)   Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among Loan Parties, Collateral Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Each Loan Party acknowledges that it is not relying on any representation or agreement made by Collateral Agent, any Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

(b)   Construction. This Agreement is the result of negotiations between and has been reviewed by each Loan Party, Collateral Agent and Lenders as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any Loan Party, Collateral Agent or any Lender. Each Loan Party, Collateral Agent and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish any Loan Party’s, Collateral Agent’s or Lender’s actual intentions.

(c)   Amendments and Waivers. Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender; provided that no such discharge, waiver or consent affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any and all amendments and modifications of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender and each Loan Party; provided that no such amendment or modification affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Collateral Agent, each Lender and on each Loan Party.

12.5 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by any Loan Party shall be deemed to be material to and to have been relied upon by Collateral Agent and each Lender, notwithstanding any investigation by Collateral Agent or any Lender.

12.6 No Set-Offs by any Loan Party. All sums payable by any Loan Party pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7  Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.8 Survival; Termination. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations or commitment to fund remain outstanding. The obligations of each Loan Party to indemnify Collateral Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or any Lender have run.

Upon payment and performance in full of all the Obligations (other than inchoate indemnity obligations) and the termination of Lenders’ obligations to make disbursements of Loans, Collateral Agent shall cooperate in promptly delivering to Loan Parties such UCC termination statements and such other documents as may be reasonably provided and requested by Loan Parties as required to terminate Collateral Agent’s security interests in the Collateral.

If any of the Collateral shall be sold, transferred or otherwise disposed of by a Loan Party in a transaction permitted hereunder, then Collateral Agent, at the request and sole expense of Loan Parties, shall execute and deliver to Loan Parties all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  If Collateral Agent agrees to release a Loan Party hereunder, then Collateral Agent shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of such Loan Party and any and all Liens created hereby on Collateral owned by such Loan Party.

13.   Relationship of Parties. Each Loan Party and Lender acknowledges, understands and agree that the relationship between each Loan Party, on the one hand, and each Lender, on the other, is, and at all times shall remain solely that of a borrower and lender. No Lender shall, under any circumstances, be construed to be a partner or a joint venturer of any Loan Party or any of its Affiliates; nor shall any Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Loan Party or any of its Affiliates, or to owe any fiduciary duty to any Loan Party or any of its Affiliates. Neither Collateral Agent nor any Lender undertakes or assumes any responsibility or duty to any Loan Party or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any Loan Party or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or any Lender or the operations of any Loan Party or any of its Affiliates. Each Loan Party and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent or any Lender in connection with such matters is solely for the protection of Collateral Agent and Lenders and no Loan Party nor any Affiliate is entitled to rely thereon.

14.   Confidentiality. All information (other than periodic reports filed by any Loan Party with the Securities and Exchange Commission) disclosed by any Loan Party to Collateral Agent or any Lender in writing or through inspection pursuant to this Agreement that is marked confidential shall be considered confidential. Collateral Agent and each Lender agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Collateral Agent and each Lender use with their own confidential information, but in any event no less than a reasonable degree of care. Neither Collateral Agent nor any Lender shall disclose such information to any third party (other than (a) to another party hereto, (b) to Collateral Agent’s or any Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors (it being understood that each such Persons to whom such disclosure is made will be informed of the confidential nature of the Loan Party’s information and instructed to keep such information confidential), (c) to Collateral Agent’s or any Lender’s subsidiaries and affiliates (it being understood that each such Persons to whom such disclosure is made will be informed of the confidential nature of the Loan Party’s information and instructed to keep such information confidential), (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loans or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, any Loan Party, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein or (f) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in a Loan Party and the exercise of Collateral Agent’s or any Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by any Loan Party under this Agreement, (ii) becomes known to the public through no fault of Collateral Agent or any Lender, (iii) is disclosed to Collateral Agent or any Lender on a non-confidential basis by a third party that has not breached this Section 14 or (iv) is independently developed by Collateral Agent or any Lender. Notwithstanding the foregoing, Collateral Agent’s and each Lender’s agreement of confidentiality shall not apply if Collateral Agent or any Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Collateral Agent’s or any Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s and each Lender’s security interest in the Collateral.

15.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES). EACH LOAN PARTY, COLLATERAL AGENT AND EACH LENDER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT. EACH LOAN PARTY, COLLATERAL AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

16.   Cross-Guaranty of Loan Parties.

16.1 Cross-Guaranty. Each Loan Party hereby agrees that such Loan Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to each Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to any Lender by each other Loan Party. Each Loan Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 16 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 16 shall be absolute and unconditional, irrespective of, and unaffected by:

(a)  the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Party is or may become a party;

(b)   the absence of any action to enforce this Agreement (including this Section 16) or any other Loan Document, or the waiver or consent by any Lender with respect to any of the provisions hereof or thereof;

(c)   the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by any Lender in respect thereof (including the release of any such security);

(d)    the insolvency of any Loan Party or any other Person; or

(e)    any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Loan Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

16.2 Waivers by Loan Parties. Each Loan Party expressly waives all rights it may have now or in the future under any statute, at common law, at law, in equity or otherwise, to compel any Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Loan Party. Each Loan Party and each Lender agrees that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 16 and such waivers, Lenders would decline to enter into this Agreement.

16.3  Benefit of Guaranty. Each Loan Party agrees that the provisions of this Section 16 are for the benefit of each Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Loan Party and each Lender, the obligations of such other Loan Party under the Loan Documents.

16.4  Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 16.7, each Loan Party hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Loan Party acknowledges and agrees that this waiver is intended to benefit each Lender and shall not limit or otherwise affect such Loan Party’s liability hereunder or the enforceability of this Section 16, and that each Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.

16.5  Election of Remedies. If any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Lender a Lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, such Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 16. If, in the exercise of any of its rights and remedies, any Lender shall forfeit any of its rights or remedies (including, without limitation, its right to enter a deficiency judgment against any Loan Party or any other Person), whether because of any applicable laws pertaining to “election of remedies” or the like, each Loan Party hereby consents to such action by such Lender and waives any claim based upon such action, even if such action by such Lender shall result in a full or partial loss of any rights of subrogation that each Loan Party might otherwise have had but for such action by such Lender. Any election of remedies that results in the denial or impairment of the right of any Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party’s obligation to pay the full amount of the Obligations. In the event any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether a Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 16, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which a Lender might otherwise be entitled but for such bidding at any such sale.

16.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Loan Party’s liability under this Section 16 (which liability is in any event in addition to amounts for which such Loan Party is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the lesser of:

(a)    the net amount of all Loans advanced to any other Loan Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party; and

(b)   the amount that could be claimed by Lenders from such Loan Party under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Loan Party’s right of contribution and indemnification from each other Loan Party under Section 16.7.

16.7  Contribution with Respect to Guaranty Obligations.

(a)   To the extent that any Loan Party shall make a payment under this Section 16 of all or any of the Obligations (other than Loans made to such Loan Party for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Party, exceeds the amount that such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Loan Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Parties as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations (other than inchoate indemnity obligations)  and termination of the commitments to lend hereunder, such Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)    As of any date of determination, the “Allocable Amount” of any Loan Party shall be equal to the maximum amount of the claim that could then be recovered from such Loan Party under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)   This Section 16.7 is intended only to define the relative rights of Loan Parties and nothing set forth in this Section 16.7 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 16.7 shall limit the liability of any Loan Party to pay the Loans made directly or indirectly to such Loan Party and accrued interest, fees and expenses with respect thereto for which such Loan Party shall be primarily liable.

(d)  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Parties to which such contribution and indemnification is owing.

(e)    The rights of the indemnifying Loan Parties against other Loan Parties under this Section 16 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the commitments to lend hereunder.

16.8        Liability Cumulative. The liability of Loan Parties under this Section 16 is in addition to and shall be cumulative with all liabilities of each Loan Party to each Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any Obligations or obligation of the other Loan Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER: PDS BIOTECHNOLOGY CORPORATION By: /s/ Matthew C. Hill Name: Matthew C. Hill Title: Chief Financial Officer	GUARANTOR: PDS OPERATING CORPORATION By: /s/ Matthew C. Hill Name: Matthew C. Hill Title: Chief Financial Officer

LENDER and COLLATERAL AGENT:
HORIZON TECHNOLOGY FINANCE CORPORATION

By: /s/ Daniel S. Devorsetz
Name: Daniel S. Devorsetz
Title: Executive Senior Vice President,
Chief Operating Officer and Chief
Investment Officer

LENDER
POWERSCOURT INVESTMENTS XXV, LP
By: Powerscourt Investments GP, LLC, its general partner
By: Maples Fiduciary Services (Delaware) Inc., its managing member

By: /s/ Daniel F. Grugan
Name: Daniel F. Grugan
Title:   Authorized Signatory

[SIGNATURE PAGE TO VENTURE LOAN AND SECURITY AGREEMENT]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Disclosure Schedule
Exhibit B	Funding Certificate
Exhibit C	Form of Note
Exhibit D	Form of Legal Opinion
Exhibit E	Form of Officer’s Certificate

EXHIBIT A

DISCLOSURE SCHEDULE

[Provided separately – to be inserted upon completion]

EXHIBIT B

FUNDING CERTIFICATE

The undersigned, being the duly elected and acting                      of PDS BIOTECHNOLOGY CORPORATION., a Delaware corporation (“Borrower”), does hereby certify to HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”) and POWERSCOURT INVESTMENTS XXV, LP (“Powerscourt”, and individually and collectively with Horizon, “Lender”) in connection with that certain Venture Loan and Security Agreement dated as of August __, 2022 by and among Borrower, the other Loan Parties party thereto, each Lender and Horizon as Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.            The representations and warranties made by Borrower in Section 5 and in the other Loan Documents shall be true and correct in all material respects (except with respect to any representation or warranty already containing a materiality qualifier, which representation or warranty shall be true and correct in all respects) as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date in all material respects).

2.             No event or condition has occurred that would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document.

3.             Each Loan Party is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.            All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied (or waived by the Lenders).

5.          No material adverse change in the general affairs, management, results of operations, and financial condition of the Loan Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business, has occurred.

6.            The proceeds for Loan A shall be disbursed as follows:

Disbursement from Powerscourt:
Loan Amount	$
Less:
Legal Fees	$
Balance of Commitment Fee	$
Net Proceeds due from Powerscourt:	$

7.            The proceeds for Loan [B/C/D/E/F] shall be disbursed as follows:

Disbursement from Horizon:
Loan Amount	$
Less:
Legal Fees	$
Balance of Commitment Fee	$
Net Proceeds due from Horizon:	$

8.           The aggregate net proceeds of Loan A in the amount of $_________________ shall be transferred by Powerscourt to Borrower’s account as follows:

Account Name:
Bank Name:
Bank Address:
Attention:
Telephone:
Account Number:
ABA Number:

9.           The aggregate net proceeds of Loans B, C D, E, and/or F in the amount of $_________________ shall be transferred by Horizon to Borrower’s account as follows:

Account Name:
Bank Name:
Bank Address:
Attention:
Telephone:
Account Number:
ABA Number:

Dated: [_], 20[_]

BORROWER:

PDS BIOTECHNOLOGY CORPORATION

By:

Name:

Title:

[Signature page to Funding Certificate (Loan [A/B/C/D/E/F])]

EXHIBIT C

SECURED PROMISSORY NOTE

(Loan [A/B/C/D/E/F])

$____________________	Dated: [_______, 20__]

FOR VALUE RECEIVED, the undersigned, PDS BIOTECHNOLOGY CORPORATION, a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to [HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation/ POWERSCOURT INVESTMENTS XXV, LP, a Delaware limited partnership] (“Lender”) the principal amount of ____________ Dollars ($__________) or such lesser amount as shall equal the outstanding principal balance of Loan [_] (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing [_], 202[_], through and including [_], 202[_], on the first day of each month (each an “Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on [_], 202[_], and continuing on the first day of each month thereafter (each a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each a “Payment Date”), Borrower shall make to Lender [_] ([_]) equal payments of principal in the amount of [______________] plus accrued interest on the then outstanding principal amount due hereunder [each in the amount of [_] Dollars ($[_])].

On the earliest to occur of (i) [_], 202[_], (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of [_] and 00/100 Dollars ($[_]) to Lender (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on [_], 202[_].

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, that certain Venture Loan and Security Agreement dated as of August [___], 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Loan parties, the lenders party thereto from time to time, and Horizon Technology Finance Corporation, as collateral agent for lenders. The Loan Agreement, among other things, (a) provides for the making of secured Loans to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE (LOAN A/B/C)]

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including Lenders’ Expenses.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of Connecticut (without regard to conflict of law principles). Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of Connecticut.

[Signature page follows.]

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:
PDS BIOTECHNOLOGY CORPORATION

By:

Name:

Title:

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE (LOAN A/B/C)]

EXHIBIT D

ITEMS TO BE COVERED BY OPINION OF EACH LOAN PARTY’S COUNSEL

1.           Loan Party is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified and authorized to do business in the State of New Jersey.

2.           Loan Party has the full corporate power, authority and legal right, and has obtained all necessary approvals, consents and given all notices to execute and deliver the Loan Documents and perform the terms thereof.

3.           The Loan Documents have been duly authorized, executed and delivered by Loan Party and constitute valid, legal and binding agreements, and are enforceable in accordance with their terms.

4.          To our knowledge, there is no action, suit, audit, investigation, proceeding or patent claim pending or threatened against Loan Party in any court or before any governmental commission, agency, board or authority which might have a Material Adverse Effect.

5.           The Shares (as defined in the Warrant) issuable pursuant to exercise or conversion of the Warrant have been duly authorized and reserved for issuance by Borrower and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

6.           The execution and delivery of the Loan Documents are not, and the issuance of the Shares upon exercise of the Warrant in accordance with the terms thereof will not be, inconsistent with Loan Party’s formation documents, as amended, or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to Loan Party, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which Loan Party is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

TO:	HORIZON TECHNOLOGY FINANCE CORPORATION, as a Lender and Collateral Agent

POWERSCOURT INVESTMENTS XXV, LP, as a Lender

FROM:	PDS BIOTECHNOLOGY CORPORATION, a Delaware corporation, as Borrower

The undersigned authorized officer (“Officer”) of PDS BIOTECHNOLOGY CORPORATION, on behalf of itself and all other Borrower and Guarantors under and as defined in the Loan Agreement (as defined herein below) (individually and collectively, jointly and severally, “Loan Parties”), hereby certifies that in accordance with the terms and conditions of the Venture Loan and Security Agreement dated as of August [__], 2022 by and among Loan Parties, Collateral Agent, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)          Each Loan Party is in complete compliance, for the period ending _______________ with all required covenants except as noted below;

(b)         There are no Events of Default, except as noted below;

(c)         Except as noted below, all representations and warranties of the Loan Parties  stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)        Loan Parties, and each of Loan Parties’ Subsidiaries, have timely filed all required tax returns and reports; each Loan Party, and each Loan Party’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by such Loan Party or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.20 of the Loan Agreement;

(e)       No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Officer’s Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 180 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 30 days of FYE)		Yes	No	N/A
4)	A/R & A/P agings	Monthly within 30 days		Yes	No	N/A
5)	8‑K, 10‑K and 10‑Q Filings
If applicable, within 5 days of filing; provided, that such any such financial statements shall be deemed delivered if available via EDGAR at the Securities and Exchange Commission’s website at www.sec.gov
				Yes	No	N/A
6)	Officer’s Certificate	Monthly within 30 days		Yes	No	N/A
7)	IP Report	When required due to new IP filings		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period	$___________________
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period	$___________________

 Deposit and Securities Accounts: (Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

Covenant	Requirement	Actual	Compliance
Aggregate cash on deposit (Section 6.12)	[$_________]	[$________]	Yes	No

Other Matters

If the response to any of the below is “Yes”, please provide an explanation of the circumstances giving rise to such “Yes” response on an attachment hereto.

1)	Have there been any changes in senior management since the last Officer’s Certificate?	Yes	No
2)	Has there been any transfers/sales/disposals/retirement or relocation of Collateral or IP prohibited by the Loan Agreement?	Yes	No
3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Fifty Thousand Dollars ($50,000.00)?	Yes	No
4)	Has any IP been abandoned, forfeited or dedicated to the public since the last Officer’s Certificate?	Yes	No
5)	Has any Default or Event of Default occurred since the last Officer’s Certificate?	Yes	No
6)	Has a Loan Party sold new shares of equity or made adjustments to existing preferred stock? If yes, please provide applicable supporting documentation.	Yes	No
7)	Has any direct or indirect Subsidiary been formed since the last Officer’s Certificate?	Yes	No
8)	Has any piece of a Borrower’s property been subject to a Lien (other than the lien of Lender pursuant to the Loan Agreement) since the date of the last Officer’s Certificate?	Yes	No
9)	Has any Borrower or any Subsidiary incurred any Indebtedness since the date of the last Officer’s Certificate?	Yes	No
10)	Has Borrower or any Subsidiary made any Investment since the date of the last Officer’s Certificate?	Yes	No

Exceptions: Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

PDS BIOTECHNOLOGY CORPORATION, on behalf of itself and all other Loan Parties

By

Name:

Title:

Date: